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                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC  20549

                                 FORM 8-K


                              CURRENT REPORT





                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                    Date of Report:  September 14, 1994









                    McCAW CELLULAR COMMUNICATIONS, INC.


A Delaware             Commission File          I.R.S. Employer
Corporation              No. 1-9854              No. 91-1379052






             5400 Carillon Point, Kirkland, Washington  98033

                      Telephone Number (206) 827-4500
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Item 5.  Other Events.

     On August 8, 1994, Bell Atlantic Corporation, Bell Atlantic Mobile Systems, Inc., NYNEX Corporation and NYNEX Mobile Communications, Inc. filed suit against AT&T Corp. ("AT&T") and McCaw Cellular Communications, Inc. (the "Company") in the United States District Court for the Eastern District of New York.

     The complaint alleges that the Company's proposed merger (the "Merger") with a subsidiary of AT&T would violate Section 7 of the Clayton Act by decreasing competition in an alleged cellular network equipment market and eliminating competition between AT&T and the Company in an alleged long distance cellular service market. The plaintiffs request a prompt hearing, a preliminary injunction, a judgment that the Merger violates
Section 7 of the Clayton Act, and a permanent injunction prohibiting AT&T and the Company from merging, consolidating or affiliating pursuant to the Merger or otherwise and prohibiting AT&T from acquiring any direct or indirect interest in the Company, in addition to costs and reasonable attorneys' fees.

     On September 14, 1994, the parties entered into a Stipulation and Order, as a result of which the plaintiffs' request for a preliminary injunction enjoining completion of the Merger was withdrawn and AT&T agreed to certain limitations on the conduct of the Company's business after closing of the Merger and until December 31, 1994. The Stipulation and Order also provides that a trial on the merits of plaintiffs' request for permanent injunctive relief will commence on November 1, 1994.

     The closing of the Merger remains subject to the receipt of
Federal Communications Commission approval.
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Item 7.   Financial Statements, Pro Forma Financial Information
          and Exhibits.

     (a)  Financial statements of businesses to be acquired.

               Not applicable.

     (b)  Pro Forma Financial Information.

               Not applicable.

     (c)  Exhibits.

          Exhibit
          Number         Description

          99(a)     Stipulation and Order, dated September 14, 1994

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                                SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           McCAW CELLULAR COMMUNICATIONS, INC.


                           ANDREW A. QUARTNER
                           -------------------------------
                           Andrew A. Quartner
                           Senior Vice President

Date:  September 14, 1994
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                               EXHIBIT INDEX

    Exhibit
    Number

    99(a)     Stipulation and Order, dated September 14, 1994